Exhibit 99.1

MORINGA ACQUISITION CORP ANNOUNCES CONTRIBUTION TO TRUST ACCOUNT IN CONNECTION WITH PROPOSED EXTENSION

New York, NY, Aug. 15, 2023 (GLOBE NEWSWIRE) -- Moringa Acquisition Corp (Nasdaq: MACA) (“Moringa” or the “Company”) announced today that, in connection with its previously announced extraordinary general meeting in lieu of the 2023 annual general meeting of shareholders of the Company to be held at 9:00 a.m. Eastern Time/4:00 p.m. local (Israel) time on August 16, 2023 (the “Extraordinary Meeting”) for the purpose of considering and voting on, among other proposals, a proposal to extend the date by which the Company must consummate an initial business combination (the “Extension”) from August 19, 2023 (the “Current Termination Date”) to August 19, 2024 or such earlier date as may be determined by the Company’s board of directors, in its sole discretion (such new termination date, the “Extension Date”), the Company’s sponsor, Moringa Sponsor, L.P., and/or its wholly-owned subsidiary Moringa Sponsor (US) L.P. (collectively, the “Sponsor”), or the Sponsor’s designees, will make additional contributions to the Company’s trust account following the approval and implementation of the Extension.

If the requisite shareholder proposals are approved at the Extraordinary Meeting and the Extension is implemented, the Sponsor or its designees will deposit into the Company’s trust account as a loan (a “Contribution”, and the Sponsor or its designee making such Contribution, a “Contributor”), on the Current Termination Date, and the 19th day of each subsequent calendar month until, but excluding, the Extension Date, the lesser of (x) $15,000 and (y) $0.025 per public share multiplied by the number of public shares outstanding on such applicable date (each date on which a Contribution is to be deposited into the trust account, a “Contribution Date”).

The Company has not asked the Sponsor to reserve for, nor has the Company independently verified whether the Sponsor will have sufficient funds to satisfy, any such Contributions. If a Contributor fails to make a Contribution by an applicable Contribution Date, the Company will liquidate and dissolve as soon as practicable after such date and in accordance with the Company’s Amended and Restated Memorandum and Articles of Association, as amended. The Contributions will be evidenced by a non-interest bearing, unsecured promissory note and will be repayable by the Company upon consummation of an initial business combination. If the Company does not consummate an initial business combination by the Extension Date, any such promissory notes will be repaid only from funds held outside of the trust account or will be forfeited, eliminated or otherwise forgiven. Any Contribution is conditioned on the approval of the requisite shareholder proposals at the Extraordinary Meeting and the implementation of the Extension. No Contribution will occur if such proposals are not approved or the Extension is not implemented. If the Company has consummated an initial business combination or announced its intention to commence winding up prior to any Contribution Date, any obligation to make Contributions will terminate.

The Company expects that the proceeds held in the trust account will continue to be invested in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, as determined by the Company, or in an interest bearing demand deposit account, until the earlier of: (i) the completion of the Company’s initial business combination, or (ii) the liquidation, and distribution of the proceeds from, the trust account.

Further information related to attendance, voting and the proposals to be considered and voted on at the Extraordinary Meeting is described in the definitive proxy statement related to the Extraordinary Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 26, 2023 (the “Definitive Proxy Statement”), as supplemented by Moringa’s supplemental notification regarding the Extraordinary Meeting filed with the SEC under cover of Schedule 14A on August 10, 2023 (the “Supplement”).

About Moringa Acquisition Corp

Moringa Acquisition Corp is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company is led by Ilan Levin, Chairman and CEO of the Company, and Gil Maman, Chief Financial Officer of the Company.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the approval of certain shareholder proposals at the Extraordinary Meeting, the implementation of the Extension or any Contributions to the trust account. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Definitive Proxy Statement, the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

The Definitive Proxy Statement has been mailed to the Company’s shareholders of record as of the record date for the Extraordinary Meeting. Investors and security holders of the Company are advised to read the Definitive Proxy Statement, as supplemented by the Supplement, because it contains important information about the Extraordinary Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed by the Company with the SEC, without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to: Advantage Proxy, Inc., P.O. Box 13581, Des Moines, WA 98198; Telephone—Toll Free: (877) 870-8565; Collect: (206) 870-8565; Email: ksmith@advantageproxy.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposals to be considered and voted on at the Extraordinary Meeting. Information concerning the interests of the directors and executive officers of the Company is set forth in the Definitive Proxy Statement, which may be obtained free of charge from the sources indicated above.

Contacts

Gil Maman, Moringa Acquisition Corp– gil@moringaac.com